NOVINT TECHNOLOGIES, INC.
                               LOCK-UP AGREEMENT


      THIS LOCK-UP AGREEMENT (this "Agreement"), is made and entered into as of January 29, 2004 by and among MARVIN MASLOW ("Maslow"), WALTER AVILES ("Aviles"), TOM ANDERSON ("Anderson") and MANHATTAN SCIENTIFIC, INC., a Delaware corporation ("MHTX"), on the one hand, and HUNTER WORLD MARKETS, INC., a California corporation ("Hunter"), on the other hand. NOVINT TECHNOLOGIES (DELAWARE), INC., a Delaware corporation (the "Company") is a party to this agreement for the sole purpose of granting the Registration Rights set forth in
Section 2 hereof.

                                    RECITALS

A. Maslow, Aviles, Anderson and MHTX (collectively, the "Shareholders") are shareholders of the Company.

B. Hunter has entered into a Placement Agent Agreement, dated November 11, 2003 (the "Placement Agent Agreement"), with the Company pursuant to which Hunter will serve as placement agent for the Company in its sale and issuance of up to 5,000,000 shares of its common stock (the "Financing").

C. The Company has agreed to grant piggy back registration rights to MHTX with respect to 500,000 shares of common stock of the Company owned by MHTX (the "Registered MHTX Shares") as consideration for being a party to this Agreement.

D. In order to induce Hunter to enter into the Placement Agent Agreement with the Company, the Shareholders have agreed to the lock-up provisions relating to:
(i) all of the shares of the common stock of the Company owned, as of the date of this Agreement, by Anderson, Aviles and Maslow; and (ii) all of the shares of the common stock of the Company owned, as of the date of this Agreement, by MHTX, other than 300,000 shares of the Registered MHTX Shares (collectively, the "Locked Up Shares"), as set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   AGREEMENT

1. Lock-Up. For a period of 12 months following the first day on which shares of the Company's common stock is quoted or listed on a Trading Market (the "Lock-Up Period"), and only with respect to the Locked Up Shares, each of the Shareholders shall not make a Transfer of the Locked Up Shares; provided however, MHTX may: Transfer up to an additional 200,000 Registered MHTX Shares if the average daily price, as quoted or listed on any Trading Market for shares of the Company's common stock measured over any 10 consecutive Trading Days during the Lock-Up Period meets or exceeds $2.00 per share with an average daily trading volume of at least 10,000 shares during such 10 consecutive Trading Days. "Transfer" shall mean transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting trust or otherwise), or in any other way encumber or dispose of, directly or indirectly and whether or not voluntarily, without the express prior written consent of Hunter; provided, however, a Transfer shall not include private sales of shares of the Company's common stock and the recipient of such shares is subject to the holding periods set forth in SEC Rule 144. "Trading Day" shall mean a day on which the Company's common stock is quoted or listed on a Trading Market. "Trading Market" means the following markets or exchanges on which the Company's common stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, the Pink Sheets, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

2. Registration Rights. If the Company at any time proposes for any reason to register its restricted common stock under the Securities Act of 1933, as amended (the "Act") (other than on Form S-4 or Form S-8 promulgated under the Act or any successor forms thereto), it shall include in such registration all of the Registered MHTX Shares on the same terms and conditions as the securities otherwise being registered in such registration.

3. Injunctive Relief. The Parties agree that a breach of this Agreement may cause Hunter irreparable harm for which monetary damages are not adequate. In addition to all other available legal remedies, Hunter shall have the right to injunctive relief to enforce this Agreement.

4.  Other Restrictions.

      (a) Legends. In addition to any other legends required to be placed on each outstanding certificate representing the Locked Up Shares, each of the Shareholders hereby agrees that each outstanding certificate representing the Locked Up Shares during the Restricted Period shall bear a legend reading substantially as follows:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF JANUARY 29, 2004, COPIES OF WHICH MAY BE OBTAINED FROM THE ISSUER OR FROM THE HOLDER OF THIS SECURITY. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT."

      (b) Termination of Restrictive  Legends.  The restrictions  referred to in
Section 3(a) shall cease and terminate at the end of the Restricted Period. Whenever such restrictions shall cease and terminate as to any Locked Up Shares, the Shareholder holding such shares shall be entitled to receive from the Company, in exchange for such legended certificates, without expense, new certificates for a like number of Locked Up Shares not bearing the legend set forth in Section 4(a).

      (c) Copy of Agreement. A copy of this Agreement shall be filed with the corporate secretary of the Company and shall be kept with the records of the Company and shall be made available for inspection by any shareholders of the Company.

      (d) Recordation. The Company shall not record upon its books any Transfer to any person except Transfers in accordance with this Agreement.

5. Specific Performance. The Shareholders acknowledge that there would be no adequate remedy at law if any Shareholder fails to perform any of its obligations hereunder, and accordingly agree that the Company, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any Shareholder under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 5 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

6. Notices. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, or by telecopy, and shall be addressed to the Company at its principal offices and to one or more Shareholders at the respective addresses furnished to the Company by such Shareholders.

7. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

8. Recapitalizations and Exchanges Affecting Shares. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock or equity securities of the
Company which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts to be performed in California.

10. Waiver of Trial by Jury. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT OR IN CONNECTION HEREWITH IS HEREBY WAIVED.

11. Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires, references to "hereof," "herein," "hereby," "hereunder" and similar terms shall refer to this entire Agreement.

12. Amendment. This Agreement may not be amended or supplemented except by an instrument in writing signed by each of the parties hereto.

13. Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14. Complete Agreement; Counterparts. This Agreement constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                                       ************

IN WITNESS WHEREOF, the parties have executed this Agreement on the above written date.



                              HUNTER WORLD MARKET, INC.


                              By:_________________________________
                              Name:
                              Title:


                              MANHATTAN SCIENTIFICS, INC.


                              By:_________________________________
                              Name:
                              Title:


                              ___________________________________
                              MARVIN MASLOW



                              ___________________________________
                              WALTER AVILES



                              ___________________________________
                              TOM ANDERSON


                              NOVINT TECHNOLOGIES, INC.


                              By:_________________________________
                              Name:
                              Title: